As filed with the Securities and Exchange Commission on August 16, 2001
                                              Registration No. 333-_______
___________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-1

          Registration Statement under the Securities Act of 1933

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

           DELAWARE                 6355                   41-0991508
       (State or other        (Primary Standard         (I.R.S. Employer
       jurisdiction of            Industrial           Identification No.)
      incorporation or        Classification Code
        organization)              Number)

                            1475 Dunwoody Drive
                           West Chester, PA  19380
                              (610) 425-3400
 (Address and Telephone Number of registrant's principal executive office)

Linda E. Senker, Esq.                       Copy to:
Golden American Life Insurance Company      Stephen E. Roth, Esq.
1475 Dunwoody Drive                         Sutherland, Asbill & Brennan LLP
West Chester, PA  19380                     1275 Pennsylvania Avenue, N.W.
(610) 425-4139                              Washington, D.C.  20004-2404
(Name and Address of Agent for Service
            of Process)

     Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ...................................... [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

___________________________________________________________________________
                      Calculation of Registration Fee

                                                              Proposed
Title of each class                       Proposed             maximum         Amount of
of securities to be Amount to be  maximum offering price  aggregate offering   registration
     registered      registered      price per unit(1)        price(1)           fee(2)

-------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in       N/A                 N/A                    $400,000        $100
Fixed Account)


(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

(2) Previously paid. None.
-----------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PART I



--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY

                 DEFERRED MODIFIED GUARANTEED ANNUITY PROSPECTUS

                                     [NAME]

--------------------------------------------------------------------------------

                                                              _______  __, 2001

         This prospectus describes [____ Annuity], a group and individual deferred modified guaranteed annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we," or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts"), as well as those that do not qualify for such treatment ("non-qualified Contracts").

         The Contract provides a means for you to allocate your single premium payment to one or more Accounts available under the Contract. Available Accounts include the:

          o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

          o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in a market index ("Index") specified in the Contract (currently, The Standard and Poor's 500 Composite Stock Price Index (the "S&P 500(R)")) during the Term; and

          o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

         We offer three Terms for each Account - 5, 7, and 10 years. You may allocate your premium payment to more than one Account, but you must select the same Term across all Accounts. Your contract value will vary to reflect interest credited under the Interest Account (on a daily basis) and the Annual Indexed Account (on an annual basis). Your contract value will not vary to reflect interest under the Term Indexed Account prior to the end of the Term. The interest earned on your money, as well as your principal, is guaranteed as long as you hold them until the expiration of the applicable Term. Contract values surrendered, withdrawn, or applied to an annuity option prior to that time are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in values, and may be subject to a surrender charge. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. You have the right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payment you paid) or, if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

         This prospectus provides information that you should know before investing and should be kept for future reference.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THIS CONTRACT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

WO 32364.3
--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE

         Index of Special Terms...........................................    3
         Fees and Expenses................................................    4
         Golden American Life Insurance Company...........................    4
         The Accounts.....................................................    4
               Risks......................................................    5
               Investments................................................    5
         The Annuity Contract.............................................    6
               Purchase and Availability of the Contract..................    6
               Additional Premium Payments................................    6
               Crediting of Premium Payment...............................    6
               Allocation of Premium Payments.............................    7
               Selecting a Guaranteed Interest Period.....................    7
               Transfers Among the Accounts...............................    7
         The Interest Account.............................................    8
               General....................................................    8
               Guaranteed Interest Rates..................................    8
               Renewal Terms..............................................    8
               Withdrawals................................................    8
         The Term Indexed Account.........................................    9
               General....................................................    9
               Participation Rates........................................    9
               Index Return...............................................    9
               Index Growth...............................................    9
               Minimum Guaranteed Account Value...........................   10
               Renewal Terms..............................................   10
               Withdrawals................................................   10
         The Annual Indexed Account.......................................   11
               General....................................................   11
               Participation Rates and Caps...............................   11
               Index Return...............................................   11
               Index Growth...............................................   12
               Minimum Guaranteed Account Value...........................   12
               Renewal Terms..............................................   12
               Withdrawals................................................   12
         Market Value Adjustment..........................................   13
         Contract Provisions..............................................   14
               Contract Date and Contract Year............................   14
               Annuity Start Date.........................................   14
               Contract Owner.............................................   14
               Joint Owner................................................   14
               Annuitant..................................................   14
               Beneficiary................................................   15
               Change of Contract Owner or Beneficiary....................   15
               Administrative Procedures..................................   15
               Contract Value.............................................   15
               Cash Surrender Value.......................................   15
               Surrendering to Receive the Cash Surrender Value...........   16
               Other Important Provisions.................................   16
         Withdrawals......................................................   16
               Regular Withdrawals........................................   17
               Systematic Withdrawals.....................................   17

WO 32364.3                            i

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------

                                                                            PAGE

               Fixed Dollar Systematic Withdrawal Feature.................    18
               IRA Withdrawals............................................    18
         Death Benefit....................................................    19
               Death Benefit During the Accumulation Phase................    19
               Death Benefit During the Income Phase......................    19
               Required Distributions upon Contract Owner's Death.........    19
         Charges and Fees.................................................    20
               Charges Deducted from the Contract Value...................    20
                   Surrender Charge.......................................    20
                   Waiver of Surrender Charge for Extended Medical
                      Coverage............................................    21
                   Free Withdrawal Amount.................................    21
                   Surrender Charge for Excess Withdrawals................    21
                   Premium Taxes..........................................    21
         The Annuity Options..............................................    21
               Annuitization of Your Contract.............................    21
               Selecting the Annuity Start Date...........................    22
               Frequency of Annuity Payments..............................    23
               The Annuity Options........................................    23
                   Income for a Fixed Period..............................    23
                   Income for Life with a Period Certain..................    23
                   Joint Life Income......................................    23
               Payment When Named Person Dies.............................    23
         Other Contract Provisions........................................    24
               Reports to Contract Owners.................................    24
               Suspension of Payments.....................................    24
               In Case of Errors in Your Application......................    24
               Assigning the Contract as Collateral.......................    24
               Contract Changes-Applicable Tax Law........................    24
               Free Look..................................................    24
               Group or Sponsored Arrangements............................    24
               Selling the Contract.......................................    24
         Federal Tax Considerations.......................................    25
         Other Information................................................    29
               State Regulation...........................................    29
               Legal Proceedings..........................................    29
               Legal Matters..............................................    29
               Experts....................................................    29
               Further Information........................................    30
               Incorporation by Reference.................................    30
         Appendix A - Term Indexed Account Examples.......................    A1
         Appendix B - Annual Indexed Account Example......................    B1
         Appendix C - Market Value Adjustment Examples....................    C1
         Appendix D - Surrender Charge Examples...........................    D1

WO 32364.3                            ii

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                              PAGE
Annual Indexed Account
Annuitant
Annuity Start Date
Cash Surrender Value
Contract Date
Contract Owner
Contract Value
Contract Year
Free Withdrawal Amount
Guaranteed Interest Rates
Term
Index
Index Growth
Index Return
Interest Account
Market Value Adjustment
Minimum Guaranteed Account Value
Participation Rate
Renewal Interest Rates
Surrender Charge
Term Indexed Account


The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS           CORRESPONDING TERM USED IN THE CONTRACT
Annuity Start Date                     Annuity Commencement Date
Contract Owner                         Owner or Certificate Owner
Contract Value                         Accumulation Value
Free Look Period                       Right to Examine Period
Withdrawals                            Partial Withdrawals

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

    Surrender Charge:

    COMPLETE YEARS ELAPSED    0  |  1  |  2  |  3  |  4  |  5  |  6  |  7  |  8+
        SINCE START OF TERM      |     |     |     |     |     |     |     |
                                 |     |     |     |     |     |     |     |
    SURRENDER CHARGE          8% |  7% |  6% |  5% |  4% |  3% | 2%  | 1%  |  0%

    * A Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your surrender amount. In addition, if you withdraw money from your Contract, die, or begin receiving annuity payments, we may deduct a premium tax charge of 0% to 3.5% to pay to your state.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

--------------------------------------------------------------------------------
                                  THE ACCOUNTS
--------------------------------------------------------------------------------

The Contract described in this prospectus is a single premium deferred annuity contract. The Contract provides a means for you to allocate premium payments and contract value to one or more Accounts available under the Contract. The available Accounts include the:

     o Interest Account, which provides contract value based on the daily crediting of interest at a rate that yields an annual specified Guaranteed Interest Rate;

     o Term Indexed Account, which provides contract value based on the crediting at the end of the Term of an interest rate that reflects certain changes in an Index specified in the Contract (currently, the S&P 500(R)1) during the Term; and

     o Annual Indexed Account, which provides contract value based on the annual crediting of an interest rate that reflects certain changes in an Index (currently, the S&P 500(R)) during that contract year.

We may add or remove available Interest or Indexed Accounts in the future.

          1 The Contract is not sponsored, endorsed, sold, or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. (S&P). S&P makes no representation or warrant, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Licensee is the licensing of certain trademarks and trade names of the S&P and of the S&P 500 Index which is determined, composed, and calculated by S&P without regard to the Licensee or the Contract. S&P has no obligation to take the needs of the Licensee or the owners of the Contract into consideration in determining, composing, or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

               S&P DOES NOT GUARANTEE THE ACCURACY
               AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.


RISKS

If an Account is maintained for the duration of the applicable Term, the owner's principal allocated to that Account is guaranteed in full by the Company. However, withdrawals and surrenders from an Account before the end of its Term are subject to a Market Value Adjustment, which may be positive or negative, and may be subject to a surrender charge. BECAUSE THE CONTRACT PROVIDES ONLY LIMITED LIQUIDITY DURING A Term THROUGH THE FREE WITHDRAWAL PROVISION, IT IS NOT SUITABLE FOR SHORT-TERM INVESTMENT.

The investment risk and return characteristics for the Interest Account are similar to those of a zero coupon bond or certificate of deposit; an Interest Account, if maintained until the end of its Term, provides a fixed rate of return over a stated period. Principal and credited interest are guaranteed by the Company and are available without surrender charge or Market Value Adjustment during the 30-day period prior to the end of each Term. If Interest Account Value is withdrawn prematurely, or before the 30-day period, then the effect of the surrender charge and Market Value Adjustment may result in a loss of principal.

The investment risk and return characteristics for an Indexed Account are expected to fall in between those typical of fixed annuities and those typical of equity mutual funds or variable annuities. A fixed annuity guarantees principal, and provides for no participation in equity or other markets. A variable annuity does not guarantee principal, and provides for 100% participation in equity or other markets. Long-term returns under the Indexed Accounts may be higher than those offered by a typical fixed annuity, but growth will be more volatile than under a fixed annuity as the Index fluctuates. The principal guarantee under the Contract may make an Indexed Account more suitable than direct equity investment for risk-averse Owners. However, expected long-term returns of Indexed Accounts will be lower than those for equity mutual funds or variable annuities. Furthermore, amounts withdrawn from an Indexed Account will not share in any Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account).

INVESTMENTS

Amounts applied to the Accounts will be allocated to a nonunitized separate account established under Delaware law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders do not receive a unit value of ownership of assets accounted for in this separate account. Interests under your Contract are registered under the Securities Act of 1933, but the Accounts are not registered under the Investment Company Act of 1940.

The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet its contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

As part of its overall investment strategy, the Company intends to maintain assets in the separate account that reflect its obligations to Contract Owners that have made allocations to the Interest Account and Indexed Accounts. Accordingly, it is anticipated that assets relating to the Interest Account will likely consist of fixed income investments, and that assets relating to the Indexed Accounts will likely consist of fixed income investments, as well as call options or other hedging instruments that relate to movements in the Index.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY DELAWARE AND OTHER STATE INSURANCE LAWS. CONTRACT OWNERS DO NOT PARTICIPATE IN THE INVESTMENT PERFORMANCE OF THE ASSETS OF THE SEPARATE ACCOUNT, AND THE GUARANTEED INTEREST RATES, INDEX RETURNS, AND ANY OTHER BENEFITS PROVIDED BY THE COMPANY ARE NOT DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

PURCHASE AND AVAILABILITY OF THE CONTRACT

We will issue a Contract only if both the annuitant and the contract owner are not older than age 85. The single premium payment must be $5,000 or more ($1,500 for qualified Contracts). Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial premium requirement for certain group or sponsored arrangements. Any premium payment that would cause the contract value to exceed $1,000,000 requires our prior approval. IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Charges and Fees" in this prospectus.

PREMIUM PAYMENTS

Although this is a single premium contract, in certain situations involving transfers and exchanges identified on the application, we may permit additional premium payments to be made in the first contract year. We will issue a new Contract, however, for any subsequent premium payments received more than 60 days after the contract date that are greater than the required minimum single premium payment.

Premium payments received in the first contract year will be treated the same as the initial payment for purposes of the ending date of the Term and duration of the surrender charge. The Market Value Adjustment, however, would vary based on the date the premium payment was received. For the Indexed Accounts, the starting Index values are based on the date the premium payment was received; ending Index value would be the same for all premium payments. The Minimum Guaranteed Account Value is based on the date the premium payment was received.

CREDITING OF PREMIUM PAYMENT

We will process your premium payment within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. In certain states we also accept premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed. If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

        (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

       (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

ALLOCATION OF PREMIUM PAYMENTS

At issue, you determine the percentage of the single premium payment to be allocated to each Account. The amount allocated to each Account becomes the beginning Account Value for each Account.

SELECTING A TERM

For the Interest Account and the Term Indexed Account, a Term is the period of time that a rate of interest (whether fixed or indexed) is guaranteed to be credited to your contract value. For the Annual Indexed Account, the Term that you select determines the Participation Rate and Cap, but within the Term, the Participation Rate and Cap will reset each year at renewal rates. Each Term ends on its maturity date, which is the last day of the last contract year in the Term. You may select the duration of your initial Term from among the durations offered by us. We currently offer Terms of 5, 7, and 10 years, although we may at any time decrease or increase the number of Terms offered. You must select the same Term for all Accounts to which you allocate premium payments.

Unless you elect to surrender your Contract, a subsequent Term will automatically begin at the end of a Term. We may not offer the same Terms for renewal as for initial periods. If offered at the time of your renewal, each subsequent Term will be of the same duration as the previous Term unless you elect in writing, on any day within the 30-day period prior to the end of the current Term, a Term of a different duration from among those offered by us at that time. Within 45 days prior to the end of a Term, we will send you a notice of the Terms that are available, along with certain information about your Account Values. Because Term Indexed Account Value does not participate in Index Returns if withdrawn or annuitized prior to the end of a Term, you may only select the Interest Account or the Annual Indexed Account if you are less than 5 years from your annuity start date on a renewal date.

TRANSFERS AMONG THE ACCOUNTS

During a 30-day period prior to the end of each Term, you have the option of withdrawing some or all of the contract value without surrender charge or Market Value Adjustment. You may also elect to transfer contract value among the Accounts. We determine the beginning Account Value for the renewal Terms by adding and subtracting specified transfers from the ending Account Value from the prior Term. If you do not make any transfers of Account Value, the beginning Account Value for the renewal Term will equal the ending Account Value from the prior Term.

--------------------------------------------------------------------------------
                              THE INTEREST ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Interest Account, your premium payment (less withdrawals) will earn interest at the initial Guaranteed Interest Rate, which is an annual effective rate of interest guaranteed for the duration of the Term. Your Interest Account Value is the sum of your premium payment or contract value allocated to the Interest Account and the interest credited as adjusted for any withdrawals (including any Market Value Adjustment or surrender charge applied to such withdrawal). Your Interest Account Value will be credited with the Guaranteed Interest Rate in effect for the Term you selected when we receive and accept your premium. We will credit interest daily at a rate that yields the quoted Guaranteed Interest Rate. We may credit bonus interest in the first contract year. GUARANTEED INTEREST RATES The Guaranteed Interest Rate to be credited to your contract value is guaranteed as long as you do not take your money out until the 30-day period prior to the end of the applicable Term. We do not have a specific formula for establishing the Guaranteed Interest Rates for the different Terms. We determine Guaranteed Interest Rates at our sole discretion. To find out the current Guaranteed Interest Rate for a Term you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest the amounts we receive under the Contracts. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the Guaranteed Interest Rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We will hold Guaranteed Interest Rates for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Guaranteed Interest Rate in effect for your selected Term at the time we receive your money or the held rate. We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

RENEWAL TERMS

Renewal Interest Rates will be the same as initial Guaranteed Interest Rates for new Contracts with the same Term. The Interest Account Value at the beginning of any renewal Term will be equal to the Interest Account Value at the end of the Term just ending. This value, less withdrawals made after the beginning of the subsequent Term, will earn interest compounded annually at the Renewal Interest Rate.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

At any time, the Interest Account Cash Surrender Value equals the Interest Account Value, plus/minus the Market Value Adjustment, less any applicable surrender charges.

--------------------------------------------------------------------------------
                            THE TERM INDEXED ACCOUNT
--------------------------------------------------------------------------------
GENERAL

In the Term Indexed Account, your premium payment (less withdrawals) will earn interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Term Indexed Account Value will remain constant during a Term. Index Return (if any) is determined and credited to the Term Indexed Account Value at the end of the Term. The Index Return equals the Index Growth of the S&P 500(R) over the Term multiplied by a Participation Rate. If you surrender, withdraw, or annuitize your investment before the end of the Term, the amounts withdrawn or paid will not participate in any Index Returns. Death benefit proceeds, however, will participate in Index Returns up to the most recent contract anniversary. (See "Death Benefit" for additional information.) We guarantee a Minimum Guaranteed Account Value at maturity of the Term Indexed Account.

Term Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index. PARTICIPATION RATES Participation Rates vary depending on the duration of the Term. Participation Rates for the initial Term depend upon rates in effect as of the date the premium was received. The Participation Rate is guaranteed for the duration of the Term. Participation Rates for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date.

We will hold Participation Rates for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Participation Rate in effect for your selected Term at the time we receive your money or the held rate. We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application

INDEX RETURN

At the end of the Term, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the Index Growth at the end of the Term multiplied by the applicable Participation Rate. Prior to the end of each Term, the Term Indexed Account Value equals the beginning Term Indexed Account Value less gross withdrawals. At the end of each Term, the Term Indexed Account Value equals the greater of: (a) beginning Term Indexed Account Value less gross withdrawals multiplied by the Index Return, or
(b) the Guaranteed Minimum Account Value. In the initial Term, Index Returns are calculated individually for each premium payment received.

As an example, assume that the Index Growth over a 5 year Term is 75% and the Participation Rate is 80%. The amount credited at the end of the Term would be 75% times 80%, or 60% of the beginning Term Indexed Account Value less gross withdrawals (withdrawals plus applicable surrender charges and MVA's).

INDEX GROWTH

Index Growth is calculated over the duration of the Term as:

              GREATER OF:      0    OR          ( EOP-BOP )
                                    --           ---------
                                                (   BOP   )

                  Where:

                  BOP   =  S&P 500(R) Index value at the beginning of the Term
                           (based on Index value as of date premium is received for initial Terms, or the renewal date for renewal
                           Terms);

                  EOP   =  S&P 500(R) Index value at the end of the Term,
                           calculated as an average of 12 monthly S&P 500(R)
                           Index values on each monthiversary in the final contract year of the Term.

Monthiversary dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will fall on the first day of the following month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the initial Term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Term Indexed Account works, see Appendix A.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Term Indexed Account Value at the end of a Term will not be less that the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Term Indexed Account Value at the beginning of any renewal Term will be equal to the Term Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the renewal Term. If you are fewer than 5 years from your annuity start date at renewal, you may not select the Term Indexed Account.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Term Indexed Account prior to the end of the Term do not participate in any Index Returns. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

At any time, the Term Indexed Account Cash Surrender Value equals the greater of:

          a) Term Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and

          b) Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.


--------------------------------------------------------------------------------
                           THE ANNUAL INDEXED ACCOUNT
--------------------------------------------------------------------------------

GENERAL

In the Annual Indexed Account, your premium payment (less withdrawals) will earn annual interest credited as a percentage of the growth, if any, in the S&P 500(R) Index (the "Index Return"). The S&P 500(R) Index can, of course, increase or decrease daily; however, the Annual Indexed Account Value will remain constant during a contract year. Index Return (if any) is determined and credited to the Annual Indexed Account Value at the end of each contract year of the Term. Annual Index Returns equal the Index Growth of the S&P 500(R) at the end of the contract year multiplied by a Participation Rate, subject to a stated maximum return (the "Cap"). If you surrender, withdraw, or annuitize your investment or die before the end of the contract year, the amounts withdrawn or paid will not participate in any Index Returns for the contract year in which the withdrawal or death occurs. We guarantee a Minimum Guaranteed Account Value for the Annual Indexed Account at the end of the Term.

Annual Indexed Account Values are not determined by, and do not reflect, the investment performance of the separate account, and do not correspond directly to increases or decreases in the Index. PARTICIPATION RATES AND CAPS Participation Rates and Caps vary depending on the duration of the Term. Participation Rates and Caps for the initial Term depend upon rates in effect as of the date the premium was received. Within a Term, the Participation Rate and Cap will reset each year at renewal rates, which may be different from rates for initial Terms on new Contracts. Participation Rates and Caps for renewal Terms are the same as those in effect for initial Terms on new Contracts as of the renewal date.

We will hold Participation Rates and Caps for 60 days from the date we receive your application. If we receive your single premium payment within that period, we will use the higher of the current Participation Rate and Cap in effect for your selected Term at the time we receive your money or the held rate. If both the Participation Rate and the Cap have changed, we will determine the higher rate for rate hold purposes as follows:

          1. First, we compare Participation Rates. If they are different, we use the higher Participation Rate and its corresponding Cap.

          2. If Participation Rates are the same, we then compare Caps. If they are different, we use the higher Cap and its corresponding Participation Rate.

We will accept a faxed application for a rate hold on the day before a rate change goes into effect, as long as we receive the original indicating that the application was faxed for rate hold within 3 to 5 business days. Rate holds also apply to any subsequent premiums received pursuant to an exchange or transfer within 60 days from the date we receive your application

INDEX RETURN

At the end of each contract year, we determine the Index Return, which is the amount we will credit on your Account Value. The Index Return equals one plus the lesser of the Index Growth at the end of the contract year multiplied by the applicable Participation Rate or the stated Cap. Prior to the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year less gross withdrawals. At the end of each contract year, the Annual Indexed Account Value equals the Annual Indexed Account Value at the beginning of the contract year, less gross withdrawals, multiplied by the Index Return. At the end of the Term, if the Guaranteed Minimum Account Value is greater than the Annual Indexed Account Value, then your Annual Indexed Account Value will be reset to equal the Guaranteed Minimum Account Value. In the first contract year, Index Returns are calculated individually for each premium payment received.

As an example, assume that the current Participation Rate for the Term is 75%, the current year's Index Return is 15%, and the applicable Cap is 10%. The amount credited at the end of the year would be 10% of the Annual Indexed Account Value at the beginning of the year, which is the lesser of the Index Return multiplied by the Participation Rate (15% * 75% = 11.25%) and the Cap of 10%.

INDEX GROWTH

Index Growth is calculated on an annual basis as:

              GREATER OF:      0    OR          ( EOP-BOP )
                                    --           ---------
                                                (   BOP   )

                  Where:

                  BOP   =  S&P 500(R) Index value at the beginning of the Term
                           (based on Index value as of the date a premium payment is received in the first contract year for the initial Term, and the contract anniversary for all other contract years and renewal Terms);

                  EOP   =  S&P 500(R) Index value at the end of each contract
                           year, calculated as an average of 12 monthly S&P
                           500(R) Index values on each monthiversary in the contract year.

Monthiversary dates fall on the same date each month as the contract date. If there is no corresponding date in the month, the monthiversary date will fall on the first day of the following month. If the monthiversary date falls on a weekend or holiday, we will use the Index value as of the subsequent business day. In the first contract year of the initial Term, each premium will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP value. In subsequent years and renewal Terms, the BOP and EOP Index values will be the same for all contract value allocated.

For examples that illustrate how the Annual Indexed Account works, see Appendix
B.

MINIMUM GUARANTEED ACCOUNT VALUE

We guarantee that the Annual Indexed Account Value at the end of a Term will not be less that the Minimum Guaranteed Account Value. For the first Term, the Minimum Guaranteed Account Value equals 90% of the first contract year premium payments with interest at a rate we declare (currently, 0%), less net withdrawals. In renewal Terms, the Minimum Guaranteed Account Value equals 90% of Account Value at the end of the prior Term with interest at a rate we declare (currently, 0%), net of transfers, less net withdrawals.

RENEWAL TERMS

The Annual Indexed Account Value at the beginning of any renewal Term will be equal to the Annual Indexed Account Value at the end of the Term just ending net of transfers. This value, less withdrawals made after the beginning of the subsequent Term, will earn the Index Return determined at the end of the first contract year.

WITHDRAWALS

During the accumulation phase, you may withdraw a portion of your contract value. Unless made during the 30-day period prior to the end of the Term, a withdrawal may be subject to a Market Value Adjustment and, in some cases, a surrender charge (see "Charges and Fees"). In addition, amounts withdrawn from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that contract year. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax.

At any time, the Annual Indexed Account Cash Surrender Value equals the greater of the: a) Annual Indexed Account Value, plus/minus the Market Value Adjustment, less surrender charges; and b) Minimum Guaranteed Account Value, plus/minus the Market Value Adjustment.

--------------------------------------------------------------------------------
                             MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

A Market Value Adjustment may decrease, increase, or have no effect on your contract value. We will apply a Market Value Adjustment to amounts in excess of the free withdrawal amount: o whenever you withdraw money (unless made within the 30-day period prior to the end of the applicable Term) and o on the annuity start date if a Guaranteed Period does not end on or within 30 days of the annuity start date. We do not apply a Market Value Adjustment on death benefit proceeds. The Market Value Adjustment resets at the start of each Term. The Market Value Adjustment will be applied before the deduction of any applicable surrender charges or premium tax charges.

We determine the Market Value Adjustment by multiplying the amount you withdraw or apply to an income plan by the following factor:

                                  N
                     [      (1+I)     ]
                     [   ---------    ]    - 1
                     [   (1+J+.005)N  ]
        where:

        "I" is the MVA Rate (as defined below), determined at the time the premium payment is received for the initial Term, and the beginning of the Term for renewal Terms;

        "J" is the MVA Rate, determined at the time of surrender or withdrawal for a security with time to maturity equal to the number of years (fractional years rounded up to the next full year) remaining in the Term from the date of surrender or withdrawal; and

        "N" is the number of days from the date of surrender or withdrawal to the end of the current Term divided by 365.

The MVA Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to an applicable Term. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the MVA Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the MVA Rate once each calendar month but have the right to calculate it more frequently. The MVA Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the MVA Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative, or result in no change. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender or annuitization, we will add or subtract any Market Value Adjustment from the amount surrendered or annuitized. In the event of a partial withdrawal or annuitization, we will add or subtract any Market Value Adjustment from the remaining contract value in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value, we will consider your request to be a full surrender or annuitization. For examples that illustrate how the Market Value Adjustment works, see Appendix C.

--------------------------------------------------------------------------------
                               CONTRACT PROVISIONS
--------------------------------------------------------------------------------

CONTRACT DATE AND CONTRACT YEAR

The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE

The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER

You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. JOINT OWNERS For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner.

ANNUITANT

The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect. The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant. If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary. Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY

The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)). If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries. You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

CHANGE OF CONTRACT OWNER OR BENEFICIARY

During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

A change of owners may have tax consequences.

ADMINISTRATIVE PROCEDURES

We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements.

CONTRACT VALUE

We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of the Account Values. If you surrender your Contract during the 30-day period prior to the end of the Term, you will receive the contract value.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract, other than during the 30-day period prior to the end of a Term. The cash surrender value will fluctuate daily based on the interest credited to the contract value and any Market Value Adjustment. The cash surrender value equals the sum of the Interest Account Cash Surrender Value, the Term Indexed Account Cash Surrender Value, and the Annual Indexed Account Cash Surrender Value. We do not guarantee any minimum cash surrender value. Any charge for premium taxes will be deducted from cash surrender value.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE

You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax advisor regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

OTHER IMPORTANT PROVISIONS

See "Withdrawals," "Death Benefit," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

--------------------------------------------------------------------------------
                                   WITHDRAWALS
--------------------------------------------------------------------------------

Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that the minimum withdrawal is $100, and your contract value after the withdrawal must equal or exceed $1,000 or we will treat the withdrawal request as a request to surrender the Contract. We deduct a surrender charge and impose a Market Value Adjustment if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. No surrender charge or Market Value Adjustment applies to withdrawals taken within the 30-day period prior to the end of a Term.

You may specify from which Account you want a withdrawal to be deducted. Because amounts withdrawn from the Term Indexed Account prior to the end of the Term and from the Annual Indexed Account prior to the end of a contract year do not participate in any Index Returns for that period, you should generally take withdrawals from the Interest Account. Accordingly, unless you instruct us otherwise, we will take withdrawals from the Interest Account to the extent possible. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value as of the preceding contract anniversary. For example, if the Account Value for each Account was $10,000 and the total contract value was $30,000 on the most recent contract anniversary, then the free withdrawal amount for the contract year would be $3,000 (10% of $30,000), all of which would be deducted from the Interest Account unless otherwise instructed. If required minimum distributions on qualified Contracts are greater than the free withdrawal amount, we will waive any applicable surrender charges, but will apply a Market Value Adjustment.

If more than the free withdrawal amount is withdrawn, a surrender charge and Market Value Adjustment, if applicable, will be applied to the amount in excess of the free withdrawal amount. The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per contract year to the end of the Term. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term. The surrender charge period resets at the beginning of each Term. It is charged against the contract value and is based on the amount of the withdrawal.

We will apply a Market Value Adjustment to any withdrawal in excess of the free withdrawal amount taken prior to the 30-day period prior to the end of a Term. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payment made. Definitive guidance on the proper federal tax treatment of the Market Value Adjustment has not been issued. You may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. Upon surrender, surrender charges and a Market Value Adjustment will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. We offer the following withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a surrender charge and Market Value Adjustment to any regular withdrawal in excess of the free withdrawal amount that is taken prior to the 30-day period prior to the end of a Term. Unless otherwise instructed, we will take all withdrawals from the Interest Account until exhausted.

SYSTEMATIC WITHDRAWALS

You may choose to receive automatic systematic withdrawal payments. Systematic withdrawals are limited to interest earnings in the Interest Account during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed the free withdrawal amount. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) or 72(t) distributions. Systematic withdrawals may be taken monthly, quarterly, or annually. You decide when you would like systematic payments to start as long as they start at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of the interest earned and not previously withdrawn, but in either case is limited to interest earnings in the Interest Account. If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable free withdrawal amount on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such free withdrawal amount. Thus, your fixed dollar systematic withdrawals will never exceed the free withdrawal amount. If you want fixed dollar systematic withdrawals to exceed the free withdrawal amount and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular systematic withdrawal program. You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals. FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with
Section 72(q) or 72(t) distributions. You choose the amount of the fixed dollar systematic withdrawals. We will take fixed dollar systematic withdrawals first from the Interest Account, unless otherwise instructed.

We will assess a surrender charge and Market Value Adjustment on the withdrawal date if the withdrawal exceeds the free withdrawal amount on the withdrawal date. We will apply the surrender charge and any Market Value Adjustment directly to your contract value (rather than to the systematic withdrawal) so that the amount of each systematic withdrawal remains fixed.

Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the free withdrawal amount. Such withdrawals are subject to surrender charges and Market Value Adjustment when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS

If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law. You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, seethe Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. We will make these withdrawals first from the Interest Account, unless otherwise instructed. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

--------------------------------------------------------------------------------
                                  DEATH BENEFIT
--------------------------------------------------------------------------------

DEATH BENEFIT DURING THE ACCUMULATION PHASE

During the accumulation phase, a death benefit is payable when either the contract owner or the first of joint owners dies (or the annuitant dies when a contract owner is not an individual). Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. The death benefit is equal to the sum to the following:

     o    Interest Account Value on the date of death, plus

     o    Annual Indexed Account Value on the date of death, plus

     o Greater of a) Minimum Guaranteed Account Value for the Term Indexed Account and b) Term Indexed Account Value at the beginning of the Term, less withdrawals, multiplied by the Index Return calculated using S&P Index value as of the prior contract anniversary as the end of period value (without any averaging).

Proceeds could be reduced by a charge for premium taxes owed. NEITHER INDEXED ACCOUNT PARTICIPATES IN ANY INDEX RETURNS FOR THE CURRENTPERIOD (E.G. TERM FOR TERM INDEXED ACCOUNT AND CURRENT CONTRACT YEAR FOR ANNUAL INDEXED ACCOUNT. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. . A beneficiary's right to elect an income phase payment may have been restricted by the contract owner. If so, such rights or options will not be available to the beneficiary.

We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."

DEATH BENEFIT DURING THE INCOME PHASE

If any contract owner or the annuitant dies after the annuity start date, we will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH

We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code. If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

--------------------------------------------------------------------------------
                                CHARGES AND FEES
--------------------------------------------------------------------------------

We deduct the Contract charges described below to cover our cost and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administering the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.

CHARGES DEDUCTED FROM THE CONTRACT VALUE We deduct the following charges from your contract value:

     SURRENDER CHARGE. No sales charge is deducted from the single premium payment at the time that it is paid. However, we will deduct a contingent deferred sales charge (a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the free withdrawal amount during a Term. The surrender charge is charged against the contract value and is based on the amount of the withdrawal. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since the beginning of the Term.

The surrender charge varies by the length of the Term selected, beginning with 8% during contract year 1 and reducing by 1% per year to the earlier of the end of the Term or the 8th contract year. No surrender charge is imposed upon a surrender made during the 30-day period prior to the end of a Term.

The surrender charge period resets at the beginning of each Term. Upon withdrawal, it is charged against the remaining contract value and is based on the amount of the withdrawal. Upon surrender, a surrender charge, as well as a Market Value Adjustment, will be applied retroactively with respect to any free withdrawal amount previously withdrawn within the same contract year as the surrender. The following table shows the schedule of the surrender charge that will apply.

    COMPLETE YEARS ELAPSED    0  |  1  |  2  |  3  |  4  |  5  |  6  |  7  |  8+
        SINCE START OF TERM      |     |     |     |     |     |     |     |
                                 |     |     |     |     |     |     |     |
    SURRENDER CHARGE          8% |  7% |  6% |  5% |  4% |  3% | 2%  | 1%  |  0%

     WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We do not waive the Market Value Adjustment in these circumstances. Amounts withdrawn from the Indexed Accounts will not share in Index Returns for the current period (i.e., the Term for the Term Indexed Account and the current contract year for the Annual Indexed Account). We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

     FREE WITHDRAWAL AMOUNT. No surrender charge or Market Value Adjustment applies to withdrawals made during the 30-day period prior to the end of a Term. In the first contract year, the free withdrawal amount is limited to systematic interest withdrawals from the Interest Account. After the first contract year, the free withdrawal amount equals 10% of your contract value on the preceding contract anniversary.

     SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the free withdrawal amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. ANY EXCESS WITHDRAWAL TAKEN OTHER THAN DURING THE 30-DAY PERIOD PRIOR TO THE END OF A Term WILL TRIGGER A MARKET VALUE ADJUSTMENT.

For examples that illustrate how the surrender charge works, see Appendix D. For a discussion of the Market Value Adjustment, see "Market Value Adjustment."

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the contract value. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal, or on the annuity start date.

--------------------------------------------------------------------------------
                               THE ANNUITY OPTIONS
--------------------------------------------------------------------------------

ANNUITIZATION OF YOUR CONTRACT

If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change your annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying the annuitization value on the annuity start date in accordance with the annuity option you chose. The annuitization value equals the greater of:

     a) Contract value plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term), or

     b) The Minimum Guaranteed Account Values for the Indexed Accounts plus the contract value for the Interest Account plus/minus the Market Value Adjustment (unless the annuity start date falls within the 30-day period prior to the end of a Term).

If you annuitize prior to the end of the current contract year, amounts allocated to the Annual Indexed Account will not participate in any Index Returns for that period. Because Term Indexed Account Value does not participate in Index Returns if annuitized prior to the end of a Term, we will not allow you to allocate contract value to the Term Indexed Account if you are less than 5 years from your annuity start date on a renewal date. You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20. For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen and the applicable payment rate used.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate under applicable law), the total contract value applied, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE

You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 1 year from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 5 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later. If the annuity start date occurs when the annuitant is at an advanced age, such as at age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations." For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2 or, in some case, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS

We offer the 3 annuity options shown below. Payments under Options 1, 2, and 3 are fixed. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual, or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under other available options may be fixed and/or variable. If variable and subject to the Investment Company Act of 1940, it will comply with requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES

When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2) For Option 3, no amounts are payable after both named persons have died. For other available options, the annuity option agreement will state the amount we will pay, if any


--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS

We will send you an annual report within 31 days after the end of each contract year. The report will show the contract value, cash surrender value, and the death benefit as of the end of the contract year. The report will also show the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS

The Company reserves the right to delay payment for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION

If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL

You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES -- APPLICABLE TAX LAW

We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK

You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any Market Value Adjustment, and (ii) then we include a refund of any charges deducted from your contract value. Because of the potential positive or negative effect of the Market Value Adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the adjusted contract value) in which case you will not be subject to investment risk during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce any surrender charges. We may also change the minimum premium payment requirement, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT

Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued by Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

We pay sales commissions to Directed Services for the sale of the Contracts. Directed Services passes through the entire amount of the sales commission to the broker-dealer whose registered representative sold the Contract. The maximum sales commission payable will be approximately 3.5% of the premium payment. This commission may be returned if the Contract is not continued through the first contract year.

------------------------------------------------------------------------------
                              UNDERWRITER COMPENSATION
------------------------------------------------------------------------------

   NAME OF PRINCIPAL      AMOUNT OF COMMISSION TO BE             OTHER
     UNDERWRITER                  TO BE PAID                 COMPENSATION
Directed Services, Inc.      Maximum of 3.5% of           Reimbursement of any
                            ----------------------       covered expenses
                                 premium payment                incurred
                                   except when               by registered
                                     combined               representatives
                           with commissions on renewal       in connection
                               of a Term or annual              with the
                                trail commissions.           distribution
                                                           of the Contracts.
------------------------    -----------------------      --------------------


Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale, upon the start of a new Term, or an annual trail commission (which when combined could exceed 3.5% of total premium payments). We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts. We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.

--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED

The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any nonqualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES

     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS

     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of Market Value Adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a Market Value Adjustment would apply. In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o made on or after the taxpayer reaches age 59 1/2; o made on or after the death of a contract owner; o attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment, designation or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS

The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below. For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant)
(i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 701/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan. CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA

Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

TAX SHELTERED ANNUITIES

Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

OTHER TAX CONSEQUENCES

As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION

Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION

We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a materially adverse impact on the Company.

LEGAL MATTERS

The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS

The audited consolidated financial statements of Golden American Life Insurance Company as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 appearing in this prospectus and in the Registration Statement of which this prospectus is a part have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing in this prospectus and in the Registration Statement of which this prospectus is a part and included or incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.

--------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------


                          TERM INDEXED ACCOUNT EXAMPLES

EXAMPLE #1:  END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 1 TO 28

     The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For policies issued on the 1st through 28th day of the month, the monthly values are based on the day of the month corresponding to the issue day in the final Contract year. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

     Assume a Contract is issued 1/1/1994 for a 7 year term. The index values for the final Contract year will correspond to the following dates:

      -----------------------------------------------------------------------
        MONTHIVERSARY DATE          DAY OF WEEK          DATE OF INDEX RATE
      -----------------------------------------------------------------------
                2/1/2000              Tuesday                2/1/2000
                3/1/2000             Wednesday               3/1/2000
                4/1/2000             Saturday                4/3/2000
                5/1/2000              Monday                 5/1/2000
                6/1/2000             Thursday                6/1/2000
                7/1/2000             Saturday                7/3/2000
                8/1/2000              Tuesday                8/1/2000
                9/1/2000              Friday                 9/1/2000
               10/1/2000              Sunday                10/2/2000
               11/1/2000             Wednesday              11/1/2000
               12/1/2000              Friday                12/1/2000
                1/1/2001         Monday (Holiday)            1/2/2001
      -----------------------------------------------------------------------


EXAMPLE #2:  END OF TERM S&P 500 INDEX VALUES - ISSUE DAY = 29 TO 31

     The End of Term S&P 500 Index Value is calculated as an average of the 12 monthly S&P 500 index values in the final year of the term. The dates of the monthly values are the monthiversary dates in the final Contract year. For policies issued on the 29th through 31st day of the month, the monthly values in the final Contract year are based on the day of the month corresponding to the issue day. For months that are shorter than the issue month, the monthiversary date is the first day of the following month. If the monthiversary date falls on a weekend or holiday, the index value from the next business day is used.

     Assume a Contract is issued 1/31/1994 for a 7 year term. The index values for the final Contract year will correspond to the following dates:

      ------------------------ ---------------------- ----------------------
        MONTHIVERSARY DATE          DAY OF WEEK        DATE OF INDEX RATE
      ------------------------ ---------------------- ----------------------
             3/1/2000                Wednesday              3/1/2000
      ------------------------ ---------------------- ----------------------
            3/31/2000                Friday                3/31/2000
      ------------------------ ---------------------- ----------------------
            5/1/2000                 Monday                5/1/2000
      ------------------------ ---------------------- ----------------------
             5/31/2000               Wednesday              5/31/2000
      ------------------------ ---------------------- ----------------------
             7/1/2000                Saturday               7/3/2000
      ------------------------ ---------------------- ----------------------
             7/31/2000                Monday                7/31/2000
      ------------------------ ---------------------- ----------------------
             8/31/2000               Thursday               8/31/2000
      ------------------------ ---------------------- ----------------------
             10/1/2000                Sunday                10/2/2000
      ------------------------ ---------------------- ----------------------
            10/31/2000                Tuesday              10/31/2000
      ------------------------ ---------------------- ----------------------
             12/1/2000                Friday                12/1/2000
      ------------------------ ---------------------- ----------------------
            12/31/2000                Sunday                1/2/2000
      ------------------------ ---------------------- ----------------------
             1/31/2001               Wednesday              1/31/2001
      ------------------------ ---------------------- ----------------------


EXAMPLE #3:  FUND ACCOUNT VALUE -- EXAMPLE OF POSITIVE S&P 500 GROWTH

     Assume $100,000 single premium investment in Fund #2 with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Term Indexed Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 01/01/2001 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM
     The following table contains the closing S&P 500 Index Values applicable to this Contract:

------------------------ ------------------ -------------------- ------------------- --------------------- ------------------
  MONTHIVERSARY DATE       S&P 500 INDEX    MONTHIVERSARY DATE     S&P 500 INDEX      MONTHIVERSARY DATE     S&P 500 INDEX
------------------------ ------------------ -------------------- ------------------- --------------------- ------------------
        1/1/1994              465.44
        2/1/2000              1409.28             3/1/2000            1379.19              4/1/2000             1505.97
        5/1/2000              1468.25             6/1/2000            1448.81              7/1/2000             1469.54
        8/1/2000              1438.10             9/1/2000            1520.77             10/1/2000             1436.23
       11/1/2000              1421.22            12/1/2000            1315.23              1/1/2001             1283.27
------------------------ ------------------ -------------------- ------------------- --------------------- ------------------

     1.   Beginning of Term S&P 500 index value = 465.44

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (2.5457) = $254,570.


EXAMPLE #4:  FUND ACCOUNT VALUE -- EXAMPLE OF NEGATIVE S&P 500 GROWTH

     Assume $100,000 single premium investment in the Term Indexed Account with an index period of 7 years, an issue date of 01/01/1973, and a participation rate of 75%.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1973 through 01/01/1980 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

     The following table contains the closing S&P 500 Index Values applicable to this Contract:

------------------------ ------------------ -------------------- ------------------- --------------------- -----------------
  MONTHIVERSARY DATE       S&P 500 INDEX    MONTHIVERSARY DATE     S&P 500 INDEX      MONTHIVERSARY DATE    S&P 500 INDEX
------------------------ ------------------ -------------------- ------------------- --------------------- -----------------
        1/1/1973              119.10
        2/1/1979               99.96              3/1/1979             96.90               4/1/1979             100.90
        5/1/1979              101.68              6/1/1979             99.17               7/1/1979             101.99
        8/1/1979              104.17              9/1/1979             107.44             10/1/1979             108.56
       11/1/1979              102.57             12/1/1979             105.83              1/1/1980             105.76
------------------------ ------------------ -------------------- ------------------- --------------------- -----------------

     1.   Beginning of Term S&P 500 index value = 119.10.

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (99.96 + 96.90 + 100.90 +
          101.68 + 99.17 + 101.99 + 104.17 +107.44 + 108.56 + 102.57 + 105.83 +
          105.76) / 12 = 1234.93 / 12 = 102.91

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (102.91
          - 119.15) / 119.10 = -0.1359

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + Maximum[(-0.1359 * 75%), 0} = 1 + 0 = 1

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * 1 = $100,000.

EXAMPLE #5:  FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

     Assume $50,000 of premium investment in the Term Indexed Fund with an index period of 7 years, an issue date of 01/01/1994, and a participation rate of 75%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1994; the final premium of $20,000 is received on 2/15/1994.

FUND ACCOUNT VALUE DURING THE INDEX TERM

     The Fund Account Value during the term equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1994 through 02/15/1994 the Term Index Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1994, the Term Index Fund Account Value increases to $50,000 ($30,000 + $20,000). The term index fund value remains at $50,000 (assuming no withdrawals) until the end of the Index Term, 1/1/2001.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE INDEX TERM

     In the initial index term, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the initial premium. In renewal Index Terms, the BOP and EOP Index values will be the same for all contract value allocated to the Term Index Fund.

     The following tables contain the closing S&P 500 Index Values applicable to this Contract:

            -------------------------------------------------------------
                         BEGINNING OF PERIOD INDEX VALUES
            -------------------------------------------------------------
                   Date                               S&P 500 Index
                 1/1/1994                                 465.44
                2/15/1994                                 472.52
            ----------------------------- -------------------------------


     ----------------------------------------------------------------------------------------------------------------------
                    END OF PERIOD MONTHIVERSARY INDEX VALUES
     ----------------------------------------------------------------------------------------------------------------------
           Date           S&P 500 Index             Date            S&P 500 Index           Date          S&P 500 Index
         2/1/2000            1409.28              3/1/2000             1379.19            4/1/2000           1505.97
         5/1/2000            1468.25              6/1/2000             1448.81            7/1/2000           1469.54
         8/1/2000            1438.10              9/1/2000             1520.77           10/1/2000           1436.23
        11/1/2000            1421.22             12/1/2000             1315.23            1/1/2001           1283.27
     ----------------- --------------------- ------------------- -------------------- ----------------- -------------------


PREMIUM #1

     1.   Beginning of Term S&P 500 index value = 465.44

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 465.44) / 465.44 = 2.0609

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0609 * 75%) = 1 + 1.5457 = 2.5457

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (2.5457) = $76,371.


PREMIUM #2

     1.   Beginning of Term S&P 500 index value for premium #2 = 472.52

     2. End of Term S&P 500 index value = Average of 12 monthly S&P 500 index values in the final year of the term = (1409.28 + 1379.19 + 1505.97 + 1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth for Premium #2 = (End of Term S&P 500 Index Value - Beginning of Term S&P 500 Index Value) / Beginning of Term S&P 500 Index Value = (1424.66 - 472.52) / 472.52 = 2.0150

     4. Index Return = 1 + Maximum[(Index Growth * Participation Rate), 0] = 1 + (2.0569 * 75%) = 1 + 1.5427 = 2.5113

     5. Fund Account Value = (Beginning of Term Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (2.5113) = $50,226.


TOTAL END OF TERM FUND ACCOUNT VALUE

     1. End of Term Fund Account Value = Premium #1 End of Term Fund Account Value + Premium #2 End of Term Fund Account Value = $76,371 + $50,226 = $126,597.

--------------------------------------------------------------------------------
                                   APPENDIX B
--------------------------------------------------------------------------------


                         ANNUAL INDEXED ACCOUNT EXAMPLES

EXAMPLE #1:  FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH

     Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1999 through 01/01/2000 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR
     The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

    --------------------- ------------------ --------------------- -------------------- -------------------- --------------
     MONTHIVERSARY DATE     S&P 500 INDEX     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE   S&P 500 INDEX
    --------------------- ------------------ --------------------- -------------------- -------------------- --------------
          1/1/1999             1228.10
          2/1/1999             1273.00             3/1/1999              1236.16             4/1/1999           1293.72
          5/1/1999             1354.63             6/1/1999              1294.26             7/1/1999           1380.96
          8/1/1999             1328.05             9/1/1999              1331.07             10/1/1999          1282.81
         11/1/1999             1354.12            12/1/1999              1397.72             1/1/2000           1455.22
    --------------------- ------------------ --------------------- -------------------- -------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 1228.10

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 +
          1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
          1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) / 1228.10
          = 0.0844

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

     5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.0633) = $106,330.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 01/01/2001 the Fund Account Value is equal to $106,330.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE      S&P 500 INDEX     MONTHIVERSARY DATE  S&P 500 INDEX
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          1/1/2000              1455.22
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          2/1/2000              1409.28             3/1/2000              1379.19             4/1/2000          1505.97
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          5/1/2000              1468.25             6/1/2000              1448.81             7/1/2000          1469.54
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          8/1/2000              1438.10             9/1/2000              1520.77            10/1/2000          1436.23
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------
          11/1/2000             1421.22             12/1/2000             1315.23             1/1/2001          1283.27
    ---------------------- ------------------- -------------------- -------------------- ------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 1455.22

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 +
          1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1424.66 - 1455.22) / 1455.22, 0] = Maximum[-0.0210, 0] = 0

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0 * 80%), 0.10] = 1 + 0 = 1

     5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($106,330 - $0) * (1.0) = $106,330.

EXAMPLE #2:  FUND ACCOUNT VALUE -- EXAMPLE OF S&P 500 GROWTH THAT EXCEEDS CAP

     Assume $100,000 single premium investment in the Annual Indexed Account with an index term of 7 years, and an issue date of 01/01/1997. On 01/01/1997, the participation rate is 80%, and the cap is 15%. On renewal on 01/01/1998, the participation rate is 75% and the cap is 12%.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1997 through 01/01/1998 the Fund Account Value is equal to $100,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

     The following table contains the closing S&P 500 Index Values applicable to the first Contract year:

     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------
      MONTHIVERSARY DATE    S&P 500 INDEX    MONTHIVERSARY DATE     S&P 500 INDEX      MONTHIVERSARY DATE    S&P 500 INDEX
     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------
           1/1/1997             737.01
           2/1/1997             786.73            3/1/1997              795.31              4/1/1997            759.64
           5/1/1997             798.53            6/1/1997              846.36              7/1/1997            891.03
           8/1/1997             947.14            9/1/1997              927.58              10/1/1997           955.41
          11/1/1997             938.99            12/1/1997             974.77              1/1/1998            975.04
     --------------------- ----------------- -------------------- ------------------- ---------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 737.01

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (786.73 + 795.31 + 759.64 +
          798.53 + 846.36 + 891.03 + 947.14 + 927.58 + 955.41 + 938.99 + 974.77
          + 975.04) / 12 = 10596.53 / 12 = 883.04

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (883.04 - 737.01) / 737.01 =
          0.1981

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.1981* 80%), 0.15] = 1 + Minimum [0.1585, 0.15] = 1.15

     5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($100,000 - $0) * (1.15) = $115,000.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Annual Indexed Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/1998 through 01/01/1999 the Fund Account Value is equal to $115,000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

       --------------------- ----------------- --------------------- ------------------ -------------------- --------------
        MONTHIVERSARY DATE    S&P 500 INDEX     MONTHIVERSARY DATE     S&P 500 INDEX    MONTHIVERSARY DATE   S&P 500 INDEX
       --------------------- ----------------- --------------------- ------------------ -------------------- --------------
             1/1/1998             975.04
             2/1/1998            1001.27             3/1/1998             1047.70            4/1/1998           1108.15
             5/1/1998            1121.00             6/1/1998             1090.98            7/1/1998           1148.56
             8/1/1998            1112.44             9/1/1998             994.26             10/1/1998          986.39
            11/1/1998            1111.60            12/1/1998             1175.28            1/1/1999           1228.10
       --------------------- ----------------- --------------------- ------------------ -------------------- --------------

     1.   Beginning of Contract Year S&P 500 index value = 975.04

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1001.27 + 1047.70 + 1108.15 +
          1121.00 + 1090.98 + 1148.56 + 1112.44 + 994.26 + 986.39 + 1111.60 +
          1175.28 + 1228.10) / 12 = 13125.73 / 12 = 1093.81

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1093.81 - 975.04) / 975.04, 0] = Maximum[0.1218, 0] = 0.1218

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0.1218 * 75%), 0.12] = 1 + Minimum [0.0974, 0.12] =
          1.0974

     5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($115,000 - $0) * (1.0974) = $126,201.

EXAMPLE #3:  FUND ACCOUNT VALUE -- EXAMPLE OF MULTIPLE PREMIUMS

     Assume $50,000 of premium investment in the Annual Indexed Account with an index period of 7 years, and an issue date of 01/01/1999. On 01/01/1999, the participation rate is 75%, and the cap is 15%. On renewal on 01/01/2000, the participation rate is 80% and the cap is 10%. The premiums are received in two payments: $30,000 is received on the issue date, 1/1/1999; the final premium of $20,000 is received on 2/15/1999.

FUND ACCOUNT VALUE DURING THE FIRST CONTRACT YEAR

     The Annual Indexed Fund Account Value during the first Contract year equals the beginning of term account value less gross withdrawals. In this example, from 01/01/1999 through 02/15/1999 the Annual Indexed Fund Account Value is equal to $30,000. When the second premium is paid on 02/15/1999, the Annual Indexed Fund Account Value increases to $50,000 ($30,000 + $20,000). The annual indexed fund value remains at $50,000 (assuming no withdrawals) until the end of the first Contract year, 1/1/2000.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE FIRST CONTRACT YEAR

     In the first Contract year, each premium payment will have its own BOP Index value corresponding to the date the premium payment was received, and a common EOP Index value based on the date of the initial premium. In subsequent Contract years, the BOP and EOP Index values will be the same for all contract value allocated to the Annual Indexed Fund.

     The following tables contain the closing S&P 500 Index Values applicable to this Contract:

             -----------------------------------------------------------
                           BEGINNING OF PERIOD INDEX VALUES

             -----------------------------------------------------------
               DATE                                     S&P 500 INDEX
               1/1/1999                                    1228.10
               2/15/1999                                   1241.87
             ------------------------------ ----------------------------


-----------------------------------------------------------------------------------------------------------------------------
                    END OF PERIOD MONTHIVERSARY INDEX VALUES
-----------------------------------------------------------------------------------------------------------------------------
                             S&P 500                                  S&P 500                                  S&P 500
      DATE                    INDEX             DATE                   INDEX              DATE                  INDEX
       2/1/1999              1273.00             3/1/1999             1236.16             4/1/1999             1293.72
       5/1/1999              1354.63             6/1/1999             1294.26             7/1/1999             1380.96
       8/1/1999              1328.05             9/1/1999             1331.07            10/1/1999             1282.81
      11/1/1999              1354.12            12/1/1999             1397.72             1/1/2000             1455.22
---------------------- -------------------- ------------------- -------------------- ------------------- --------------------


PREMIUM #1

     1.   Beginning of Contract Year S&P 500 index value = 1228.10

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 +
          1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
          1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1228.10) / 1228.10
          = 0.0844

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0633 = 1.0633

     5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($30,000 - $0) * (1.0633) = $31,899.


PREMIUM #2

     1.   Beginning of Contract Year S&P 500 index value = 1241.87

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1273.00 + 1236.16 + 1293.72 +
          1354.63 + 1294.26 + 1380.96 + 1328.05 + 1331.07 + 1282.81 + 1354.12 +
          1397.72 + 1455.22) / 12 = 15981.72 / 12 = 1331.81

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = (1331.81 - 1241.87) / 1241.87
          = 0.0724

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum [(0.0844 * 75%), 0.15] = 1 + 0.0543 = 1.0543

     5. Fund Account Value = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($20,000 - $0) * (1.0543) = $21,086.


TOTAL END OF FIRST CONTRACT YEAR FUND ACCOUNT VALUE

     End of Contract Year Annual Indexed Fund Account Value = Premium #1 End of Contract Year Annual Indexed Fund Account Value + Premium #2 End of Contract Year Annual Indexed Fund Account Value = $31,899 + $21,086 = $52,985.

FUND ACCOUNT VALUE DURING THE SECOND CONTRACT YEAR

     The Fund Account Value prior to the end of each Contract year equals the beginning of Contract year account value less gross withdrawals. In this example, from 01/01/2000 through 01/01/2001 the Fund Account Value is equal to $52,985.

CALCULATE THE FUND ACCOUNT VALUE AT THE END OF THE SECOND CONTRACT YEAR

     The following table contains the closing S&P 500 Index Values applicable to the second Contract year:

         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------
           MONTHIVERSARY DATE      S&P 500 INDEX    MONTHIVERSARY DATE    S&P 500 INDEX   MONTHIVERSARY DATE    S&P 500
                                                                                                                 INDEX
         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------
                1/1/2000              1455.22
                2/1/2000              1409.28             3/1/2000           1379.19           4/1/2000         1505.97
                5/1/2000              1468.25             6/1/2000           1448.81           7/1/2000         1469.54
                8/1/2000              1438.10             9/1/2000           1520.77          10/1/2000         1436.23
               11/1/2000              1421.22            12/1/2000           1315.23           1/1/2001         1283.27
         ----------------------- ------------------ -------------------- ---------------- ------------------- -------------

     1.   Beginning of Contract Year S&P 500 index value = 1455.22

     2. End of Contract Year S&P 500 index value = Average of 12 monthly S&P 500 index values in the Contract year = (1409.28 + 1379.19 + 1505.97 +
          1468.25 + 1448.81 + 1469.54 + 1438.10 +1520.77 + 1436.23 + 1421.22 +
          1315.23 + 1283.27) / 12 = 17095.86 / 12 = 1424.66

     3. Index Growth = Maximum[(End of Contract Year S&P 500 Index Value - Beginning of Contract Year S&P 500 Index Value) / Beginning of Contract Year S&P 500 Index Value, 0] = Maximum[(1424.66 - 1455.22) / 1455.22, 0] = Maximum[-0.0210, 0] = 0

     4. Index Return = 1 + Minimum[(Index Growth * Participation Rate), Cap] = 1 + Minimum[(0 * 80%), 0.10] = 1 + 0 = 1

     5. Fund Account Value at end of Second Contract Year = (Beginning of Contract Year Fund Value - Gross Withdrawals) * Index Return = ($52,985 - $0) * (1.0) = $52,985.

--------------------------------------------------------------------------------
                                   APPENDIX C
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 single premium with a term of 10 years, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
                                          2,555/365
               $115,000 x [( 1.07/1.0850 )           -1 ] = $10,678

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $104,322 ($115,000 - $10,678).

EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 single premium with a term of 10 years, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the term; that the Account Value on the date of surrender is $115,000 that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1.   N = 2,555 ( 365 x 7 )

     2.   Market Value Adjustment =
                                          2,555/365
               $115,000 x [( 1.07/1.0650 )           -1 ] = $3,833

     Therefore, the amount paid to you on full surrender ignoring any surrender charge is $118,833 ($115,000 + $3,833).

EXAMPLE #3:  WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to an account with a selected term of 10 years, an initial Index Rate ("I") of 7%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this account have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =

                                          2,555/365
               $128,000 x [( 1.07/1.0850 )           -1 ] = $141,102

     3.   Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =

                                          2,555/365
               $141,102 x [( 1.07/1.0850 )           -1 ] = $13,102

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, and by the Market Value Adjustment of -$13,102, for a total reduction in the account value of $141,102.

EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to an account with a selected term of 10 years, and the initial Index Rate ("I") of 7%. Also assume that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $250,000; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this account have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1.   N = 2,555 ( 365 x 7 )

     2.   Amount that must be withdrawn =

                                          2,555/365
               $128,000 x [( 1.07/1.0650 )           -1 ] = $123,871


     3.   Then calculate the Market Value Adjustment on that amount.

     4.   Market Value Adjustment =

                                          2,555/365
               $123,871 x [( 1.07/1.0650 )           -1 ] = $4,129

     Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $128,000, as requested. The account value will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $4,129, for a total reduction in the account value of $123,871.

--------------------------------------------------------------------------------
                                   APPENDIX D
--------------------------------------------------------------------------------

                            SURRENDER CHARGE EXAMPLES

EXAMPLE #1: SURRENDER CHARGES -- PARTIAL WITHDRAWAL IN EXCESS OF PENALTY-FREE AMOUNT

The following assumes you made an initial single premium payment of $100,000 into the product. It also assumes a withdrawal at the beginning of the fifth contract year of 25% of the contract value. The Account Value as of the beginning of the fifth contract year is $130,000.00.

In this example, $13,000.00 (10% of the contract value as of the preceding) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $32,500.00 ($130,000.00 x .25). Therefore, $19,500.00 (32,500.00 - 13,000.00) is considered an excess withdrawal of the 10% penalty free amount and would be subject to a 4% surrender charge of $780.00 ($19,500.00 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

EXAMPLE #2: SURRENDER CHARGES -- PENALTY-FREE WITHDRAWAL FOLLOWED BY FULL SURRENDER 6 MONTHS LATER

The following assumes you made an initial single premium payment of $100,000 into the product. The Account Value as of the beginning of the fifth contract year was $130,000.00. It also assumes a penalty-free withdrawal at the beginning of the fifth contract year of $13,000.00 (10% of the contract value), followed by a full surrender two months later. The Account Value as of the date of the full surrender was 118,000.

$13,000.00 (10% of the contract value as of the preceding) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. After the penalty-free withdrawal at the beginning of the fifth contract year, the Account Value is $117,000.00.

Assume that 2 months later the Contract is surrendered. The Account Value has grown to $118,000.00. On full surrender, waived MVA and surrender charges are recaptured retroactively, therefore the Account Value is reduced by the surrender charge previously waived on the partial surrender ($520.00) to $117,480.00. The surrender charge on full surrender is then calculated as $4,699.20 (117,480.00 * 0.04). Therefore, the cash surrender value is $112,780.80. This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                Golden American Life Insurance Company is a stock
                         company domiciled in Delaware.
--------------------------------------------------------------------------------

WO 32364.3

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1     Distribution Agreement Between Golden American and
           Directed Services, Inc.

     3(a)  Certificate of Amendment of the Restated Articles of
           Incorporation of Golden American, dated (03/01/95).

     3(b)  By-Laws of Golden American, dated (01/07/94).

     3(c)  Resolution of Board of Directors for Powers of
           Attorney, dated (04/23/99).

     4(a)  Single Premium Deferred Modified Guaranteed
           Annuity Contract. *

     4(b)  Single Premium Deferred Modified Guaranteed
           Annuity Master Contract. *

     4(c)  Single Premium Deferred Modified Guaranteed
           Annuity Certificate. *

     4(d)  Individual Retirement Annuity Rider.


     4(e)  Single Premium Deferred Modified Guaranteed
           Annuity Application. *

     4(f)  Single Premium Deferred Modified Guaranteed
           Annuity Enrollment Form. *

     4(g)  Roth Individual Retirement Annuity Rider.


     5     Opinion and Consent of Myles R. Tashman. *

     10(a) Administrative Services Agreement between Golden
           American and Equitable Life Insurance Company of
           Iowa.

     10(b) Service Agreement between Golden American and
           Directed Services, Inc. *

     10(c) Asset Management Agreement between Golden American and ING Investment Management LLC.

     10(d) Reciprocal Loan Agreement between Golden American and ING America Insurance Holdings, Inc.

     10(e) Revolving Note Payable between Golden American and
           SunTrust Bank.

     10(f) Surplus Note, dated, 12/17/96 between Golden American and Equitable of Iowa Companies.

     10(g) Surplus Note, dated, 12/30/98 between Golden American and Equitable Life Insurance Company of Iowa.

     10(h) Surplus Note, dated, 09/30/99 between Golden American and ING AIH.

     10(i) Surplus Note, dated, 12/08/99 between Golden American and First Columbine Life Insurance Company.

     10(j) Surplus Note, dated, 12/30/99 between Golden American and Equitable of Iowa companies.

     10(k) Reinsurance Agreement, dated 06/30/00, between
           GALIC & ELICI.

     10(l) Renewal of Revolving Note Payable between Golden American and SunTrust Bank as of July 31, 2000 and expiring
           July 31, 2001.

     23(a) Consent of Sutherland Asbill & Brennan LLP. *

     23(b) Consent of Ernst & Young LLP, Independent Auditors. *

     23(c) Consent of Myles R. Tashman, incorporated in Exhibit 5 of this Part II, together with the Opinion of Myles R.
           Tashman. *

     24    Powers of Attorney.

     27    Financial Data Schedule. *
_________________________________________

* To be Filed by Amendment

(b)  FINANCIAL STATEMENT SCHEDULE.

    (1) All financial statements are included in the Prospectus as indicated therein
    (2) Schedules I, III and IV follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.


                                                             SCHEDULE I
                                                       SUMMARY OF INVESTMENTS
                                              OTHER THAN INVESTMENTS IN RELATED PARTIES
                                                       (Dollars in thousands)



                                                                                                                      BALANCE
                                                                                                                        SHEET
   DECEMBER 31, 2000                                                                     COST(1)        VALUE          AMOUNT
------------------------------------------------------------------------------------------------------------------------------
   TYPE OF INVESTMENT
   Fixed maturities, available for sale:
    Bonds:
      United States government and governmental agencies and
        authorities.........................................................            $18,607       $19,171          $19,171
      Public utilities......................................................             54,132        52,826           52,826
      Corporate securities..................................................            355,890       349,202          349,202
      Other asset-backed securities.........................................            223,787       224,122          224,122
      Mortgage-backed securities............................................            146,335       147,257          147,257
                                                                                  --------------------------------------------
      Total fixed maturities, available for sale............................            798,751       792,578          792,578

   Equity securities:
      Common stocks: industrial, miscellaneous, and all other...............              8,611         6,791            6,791

   Mortgage loans on real estate.........................................                99,916                         99,916
   Policy loans..........................................................                13,323                         13,323
   Short-term investments................................................               106,775                        106,775
                                                                                  ---------------                -------------
   Total investments.....................................................            $1,027,376                     $1,019,383
                                                                                  ===============                =============

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.



                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                       (Dollars in thousands)


COLUMN A        COLUMN B     COLUMN C     COLUMN D    COLUMN E   COLUMN F   COLUMN G    COLUMN H    COLUMN I    COLUMN J   COLUMN K
------------------------------------------------------------------------------------------------------------------------------------
                                 FUTURE
                                 POLICY                                                             AMORTIZA-
                              BENEFITS,                   OTHER                           BENEFITS    TION OF
                                LOSSES,                  POLICY                            CLAIMS,   DEFERRED
                 DEFERRED        CLAIMS                  CLAIMS  INSURANCE                  LOSSES     POLICY
                   POLICY           AND    UNEARNED         AND   PREMIUMS        NET          AND     ACQUI-       OTHER
              ACQUISITION          LOSS     REVENUE    BENEFITS        AND INVESTMENT  SETTLEMENT      SITION   OPERATING   PREMIUMS
SEGMENT             COSTS      EXPENSES     RESERVE     PAYABLE    CHARGES     INCOME     EXPENSES      COSTS   EXPENSES*    WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2000:

Life insurance    $635,147   $1,062,891      $6,817         $82   $144,877    $64,140     $200,031    $55,154    $143,300        --

YEAR ENDED DECEMBER 31, 1999:

Life insurance     528,957    1,033,701       6,300           8     82,935     59,169      182,221     33,119     (83,827)       --

YEAR ENDED DECEMBER 31, 1998:

Life insurance     204,979      881,112       3,840          --     39,119     42,485       96,968      5,148     (26,406)       --



*    This includes policy  acquisition  costs deferred for first year commissions and interest  bonuses,  premium credit,  and other expenses related to the production of new business. The costs related to first year interest bonuses and the premium credit are included in benefits claims, losses, and settlement expenses.





                                                             SCHEDULE IV
                                                             REINSURANCE


COLUMN A                                             COLUMN B        COLUMN C        COLUMN D         COLUMN E        COLUMN F
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PERCENTAGE
                                                                     CEDED TO         ASSUMED                        OF AMOUNT
                                                        GROSS           OTHER      FROM OTHER              NET         ASSUMED
                                                       AMOUNT       COMPANIES       COMPANIES           AMOUNT          TO NET
--------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2000:
    Life insurance in force.................     $196,334,000    $105,334,000              --      $91,000,000              --
                                                ================================================================================

At December 31, 1999:
    Life insurance in force.................     $225,000,000    $119,575,000              --     $105,425,000              --
                                                ================================================================================

AT DECEMBER 31, 1998:
    Life insurance in force.................     $181,456,000    $111,552,000              --      $69,904,000              --
                                                ================================================================================



ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

 As required by the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf in the City of West Chester, and Commonwealth of Pennsylvania, on the 16th day of August 2001.


                                      SEPARATE ACCOUNT B
                                       (Registrant)

                                 By:  GOLDEN AMERICAN LIFE
                                      INSURANCE COMPANY
                                      (Depositor)

                                 By:
                                      --------------------
                                      Robert C. Salipante*
                                      Chief Executive Officer

 Attest: /s/ Linda E. Senker
         ------------------------
          Linda E. Senker
          Vice President and  Associate General Counsel

 As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 2001.

 Signature                     Title
 ---------                     -----

                               Director and Chief Executive
 --------------------          Officer of Depositor
 Robert C. Salipante*



                               Director, Senior Vice President
 --------------------          and Chief Financial Officer
 Wayne R. Huneke*


                 DIRECTORS OF DEPOSITOR


 ----------------------
 Robert C. Salipante*


 ----------------------
 Thomas J. McInerney*


 ----------------------
 Wayne R. Huneke*


 ----------------------
 Mark A. Tullis*


 ----------------------
 Phillip R. Lowery*


 Attest: /s/ Linda E. Senker
         ------------------------
          Linda E. Senker
          Vice President and Associate General Counsel

 *Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #
----      -------                                                ------

1         Distribution Agreement Between Golden American
          Life Insurance Company and Directed Services, Inc.     EX-1

3(a)      Certificate of Amendment of the Articles of
          Incorporation of Golden American, dated 03/01/95       EX-3.A

3(b)      By-Laws of Golden American, dated 01/07/94             EX-3.B

3(c)      Resolution of Board of Directors for Powers of
          Attorney, dated 04/23/99                               EX-3.C

4(d)      Individual Retirement Annuity Rider                    EX-4.D

4(h)      ROTH Individual Retirement Annuity Rider               EX-4.H

10(a)     Administrative Services Agreement between Golden
          American and Equitable Life Insurance Company
          of Iowa.                                               EX-10.A

10(c)     Asset Management Agreement between Golden American
          and ING Investment Management LLC.                     EX-10.C

10(d)     Reciprocal Loan Agreement between Golden American
          and ING America Insurance Holdings, Inc.               EX-10.D

10(e)     Revolving Note Payable between Golden American and
          SunTrust Bank.                                         EX-10.E

10(f)     Surplus Note, dated 12/17/96 between Golden American   EX-10.F
          and Equitable of Iowa Companies.

10(g)     Surplus Note, dated 12/30/98 between Golden American   EX-10.G
          and Equitable Life Insurance Company of Iowa.

10(h)     Surplus Note, dated 09/30/99 between Golden American   EX-10.H
          and ING AIH.

10(i)     Surplus Note, dated 12/08/99 between Golden American
          and First Columbine Life Insurance Company.            EX-10.I

10(j)     Surplus Note, dated 12/30/99 between Golden American
          and Equitable of Iowa Companies.                       EX-10.J

10(k)     Reinsurance Agreement, dated 06/30/00, between
          GALIC & ELICI.                                         EX-10.K

10(l)     Renewal of Revolving Note Payable between Golden
          American and SunTrust Bank as of July 31, 2000 and
          expiring July 31, 2001.                                EX-10.L

24        Powers of Attorney.                                    EX-24